                                                                   Exhibit 10.38

                               FIRST AMENDMENT TO
                        RESTRICTED STOCK AWARD AGREEMENT
                        --------------------------------



         FIRST AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT (the "First Amendment"), effective as of the 1st day of December, 1998, between FirstMerit Corporation, an Ohio Corporation (the "Company"), and John R. Cochran (the "Grantee").

                                    RECITALS:

         A. The Company and the Grantee entered into a Restricted Stock Award Agreement, dated as of March 1, 1995, (the "Award Agreement") concerning the issuance to Grantee of a restricted stock award of the Company's common stock, no par value ("Common Stock") pursuant to the provisions of the FirstMerit 1995 Restricted Stock Plan (the "Plan"). Capitalized terms used herein shall have the meanings ascribed to them in the Award Agreement and the Plan unless otherwise specifically indicated in this First Amendment.

         B. Section 15 of the Plan provides that the Committee may amend the terms of any Award previously granted under the Plan, regardless of whether such amendment is prospective or retrospective.

         C. The Committee desires to amend the Award Agreement to eliminate any limitation on the number of Award Shares that may become unrestricted as the result of the occurrence of a Change of Control and the application of Section 280G of the Internal Revenue Code of 1986 (the "Code"),

         IN CONSIDERATION OF THE FOREGOING and good and valuable consideration, the receipt of which is hereby acknowledged by both the Company and the Grantee, the Company and Grantee agree that the Award Agreement is hereby amended, effective as of December 1, 1998, as follows:

         1. The following paragraph (C) is added to Section 3 of the Award
Agreement:

         "(C) The second sentence of Section 14 of the Plan, as amended or modified from time to time, shall not apply to any of the Award Shares granted pursuant to this Award so that the number of Award Shares that become fully vested upon the occurrence of a Change of Control shall not be limited because of the application of Code Section 280G to the Company and the Grantee as result of such Change of Control and the acceleration of such vesting."

         2. Except as expressly modified by the provisions of this First Amendment, the provisions of the Award Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and the Grantee have duly executed this First Amendment this 2nd day of December, 1998.


                                                     FIRSTMERIT CORPORATION


                                                     By: /s/ Clifford J. Isroff
                                                       -------------------------
                                                     Its: Director
                                                        ------------------------
                                                          (pursuant to special
                                                           resolution of Board
                                                           of Directors)

                                                      /s/ John R. Cochran
                                                      --------------------------
                                                      John R. Cochran



                                       2